EXHIBIT 99.2

ALTIMO’S PRESENTATION TO ISS

Forward-Looking Statements

This presentation contains forward-looking statements that involve risks and uncertainties. In addition, other written or oral statements which constitute forward-looking statements have been made and may in the future be made by or on behalf of Altimo Holdings and Investments Limited (“Altimo”) and/or Eco Telecom Limited (“Eco Telecom”). In this presentation, such forward-looking statements include, without limitation, statements relating to (1) the implementation of strategic initiatives, (2) the results or consequences of any meeting of shareholders of OAO “Vimpel-Communications” (“VimpelCom”), (3) the consequences of certain proposed transactions involving VimpelCom, (4) statements relating to VimpelCom’s future business development and economic performance and (5) other statements regarding matters that are not historical facts. The words “believe”, “expect”, “will”, “may”, “should”, “would” and similar expressions identify certain of these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements because actual events and results may differ materially from the expected results described by such forward-looking statements. Many factors may influence Altimo’s, Eco Telecom’s or VimpelCom’s actual results and cause them to differ materially from expected results as described in such forward-looking statements. Altimo and Eco Telecom disclaim any intention or obligation to update and revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Altimo Presentation to ISS June 5, 2006 * * * * * * * * VimpelCom Annual General Meeting June 23, 2006

Agenda • Overview of VimpelCom Meeting • Who is Altimo? • The Altimo director nominees • Altimo vs. Telenor – Why Altimo’s nominees should be elected • The Altimo proxy card • Summary and Conclusion

The VimpelCom AGM
• June 23, 2006 Annual General Meeting
• ADS voting cutoff is 10:00 a.m., New York City
time, on Monday, June 19, 2006
• 9 directors to be elected
• Altimo has nominated 5 directors, Telenor has
nominated 5 directors, minority shareholders
have nominated 1 director

Who is Altimo?
• Altimo – a leading investor in telecommunications in
high-growth emerging markets
• Altimo manages a $9bn portfolio, including:
– 32.9% stake in VimpelCom (NYSE: VIP)
– 43.5% stake in Kyivstar
– 13.2% stake in Turkcell (NYSE: TKC)
– 29.5% stake in Golden Telecom, Inc. (NASDAQ: GLDN)
– 25.1% stake in Megafon
• Altimo is a financial investor, seeking capital gains, not control or consolidation

The Altimo Director Nominees
Two nominees fully independent of Altimo and
Telenor:
• Michael Leibov
• Leonid Novoselsky
Three nominees holding senior Altimo positions:
• Mikhail Friedman
• Alexei Reznikovich
• Oleg Malis

Altimo vs. Telenor – Why Altimo’s
nominees should be elected
• Altimo puts VimpelCom shareholders’ interests first
• Telenor has irreconcilable conflicts of interests with
VimpelCom
• Telenor has not accepted VimpelCom shareholders’
approval of the URS transaction and continues to disrupt
VimpelCom’s Ukraine expansion
• Telenor seeks unreasonable and burdensome terms
regarding VimpelCom’s proposed acquisition of Kyivstar

Altimo vs. Telenor – Why Altimo’s
nominees should be elected
Risks to VimpelCom Shareholders if Telenor Nominees
control the board:
• Telenor could seek to block any board decisions relating
to VimpelCom’s expansion into Ukraine
(under VimpelCom’s Charter, most non-M&A decisions,
such as financing of the Ukrainian subsidiary, using the
“BeeLine” brand in Ukraine, etc., must be approved by
five out of nine directors)
• If Telenor’s nominees represent a majority of
Vimpelcom’s board, we question whether they will ever
support a deal to acquire Kyivstar on terms that are fair
to VimpelCom shareholders

The Altimo Proxy Card
• The Altimo GOLD proxy card includes 6 director
nominees - the 5 Altimo nominees and David Haines
• David Haines is the current Chairman of the Board of
VimpelCom
• Altimo believes Mr. Haines to be a truly independent,
well-qualified director who will continue to make
decisions in the best interests of all VimpelCom
shareholders

Summary and Conclusion
• Telenor appears unwilling to resolve its conflicts of
interests in a manner that puts VimpelCom first
• Telenor has not accepted shareholder approval of the
URS transaction and continues to try to block
VimpelCom’s Ukraine expansion
• Telenor continues to harm VimpelCom shareholders by
seeking unreasonable terms for the Kyivstar transaction
Conclusion – ISS should recommend
a vote in favor of the Altimo nominees and David
Haines on the GOLD proxy card.

Altimo Contacts
• Alexey Reznikovich
Phone 011-7 (495) 363-26-35
reznikovich@altimo.ru
• Oleg Malis
Phone 011-7 (495) 130-14-44
omalis@altimo.ru
Alexey Khudyakov
Phone 011-7 (495) 720-16-54
akhudyakov@altimo.ru